CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated July 23, 2007 accompanying the financial statements of Insured Municipals Income Trust, 177th Insured Multi-Series as of March 31, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 12 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP

New York, New York
July 23, 2007